SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

     Filed by the Registrant                      [X]
     Filed by a Party other than the Registrant   [ ]

     Check the appropriate box:

     [X]  Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials [ ] Soliciting Material Pursuant to
                                              Rule 14a-11(c) or Rule 14a-12

                           THE HIRTLE CALLAGHAN TRUST
                (Name of Registrant as Specified in its Charter)

               Payment of Filing Fee (check the appropriate box):

     [x]  No fee required

     [ ] Fee computed on a table below per Exchange Act Rules 14a-6(i)(1) and 0-11
          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):
          (4) Proposed maximum aggregate value of transaction:
          (5) Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                 NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS
                                       of

                           THE HIRTLE CALLAGHAN TRUST

                           to be held on June 28, 2002

TO THE SHAREHOLDERS:

A Special Meeting ("Special Meeting") of shareholders of The High Yield Bond Portfolio ("High Yield Bond Portfolio" or "Portfolio") of The Hirtle Callaghan Trust ("Trust") will be held on June 28, 2002, at the Trust's principal office, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428, at 10:00 a.m.

At the Special Meeting, shareholders of the High Yield Bond Portfolio will be asked to approve the engagement of W.R. Huff Asset Management Co., L.L.C.
("Huff") to provide portfolio management services to the High Yield Bond Portfolio pursuant to a portfolio management agreement between the Trust and Huff. If implemented as proposed, this agreement will increase investment advisory fees paid by the Portfolio.

Shareholders of record of the High Yield Bond Portfolio at the close of business on May 24, 2002 ("Record Date") are entitled to notice of the Special Meeting and any adjournments thereof. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

It is important that you return your signed proxy promptly so that a quorum may be assured.

                 BY ORDER OF THE BOARD OF TRUSTEES OF THE HIRTLE CALLAGHAN TRUST

                           THE HIRTLE CALLAGHAN TRUST
               Five Tower Bridge, 300 Barr Harbor Drive, Suite 500
                           West Conshohocken, PA 19428

                                 PROXY STATEMENT

The  enclosed  form(s)  of Proxy is  solicited  by the  Board of  Trustees  (the
"Board") of The Hirtle Callaghan Trust (the "Trust"), with respect to The High Yield Bond Portfolio (the "High Yield Bond Portfolio" or the "Portfolio"). Proxies so solicited are intended for use at a special meeting of shareholders of the High Yield Bond Portfolio or any adjournment of that meeting (the "Special Meeting"), to be held on June 28, 2002 at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428 at 10:00 a.m. The purpose of the Special Meeting is to consider the approval of W.R. Huff Asset Management Co., L.L.C. ("Huff") as a Specialist Manager for the High Yield Bond Portfolio and related contract ("Proposal").

Persons who were shareholders of record of the High Yield Bond Portfolio on May 24, 2002 ("Record Date") are entitled to vote at the Special Meeting. As of the Record Date, the Portfolio had [_______________] shares outstanding ("Record Dates Shares"). The presence of the holders of 40% of the Record Date Shares (in person or by proxy) shall constitute a quorum for the purpose of conducting the business at the Special Meeting. Approval of the Proposal requires the approval of the holders of a "majority of the outstanding voting securities" of the Portfolio. Under the Investment Company Act of 1940 ("Investment Company Act"), this term means the lesser of (i) 67% of the outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the Portfolio's outstanding voting securities. Persons and groups known by management to own beneficially 5% or more of the Record Date Shares of the High Yield Bond Portfolios are listed in this Proxy Statement under the heading "Other Matters."

This Proxy Statement and Proxy Card will first be mailed to shareholders on or about June 1, 2002. By properly executing and returning the accompanying Proxy Card, you will appoint those individuals named as proxies ("Proxies") to vote on your behalf at the Special Meeting. Shares represented by each such Proxy Card will be voted at the Special Meeting in accordance with the instructions on the Proxy Card. If no instructions are specified, shares will be voted "FOR" the Proposal. If sufficient votes to approve the Proposal are not received, the Proxies may vote to adjourn the Special Meeting to permit further solicitation of proxies. You may revoke your appointment of the Proxies. A shareholder can revoke a proxy prior to its use by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Trust or by returning a subsequently dated Proxy Card to the Trust.

Costs associated with the solicitation of proxies will be borne by the Trust; officers of Hirtle Callaghan and Co., Inc. ("Hirtle Callaghan") may assist in the solicitation, without separate compensation. Copies of the Trust's most recent Annual Report to Shareholders, dated June 30, 2001, and the Semi-Annual Report, dated December 31, 2001, have been previously delivered to shareholders of the Trust. Shareholders of the Trust may obtain additional copies of such reports without charge by writing to the Trust at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428 or by calling toll free 1-800-242-9596.

                                  INTRODUCTION
                                  ------------

The Trust is a diversified, open-end management investment company. The Trust was organized in 1994 by Hirtle Callaghan to operate in a "multi-manager" or "manager of managers" format. Under this structure, day-to-day portfolio management services and investment decisions are provided to each of the Trust's portfolios by one or more independent investment advisory firms (each, a "Specialist Manager"). Although each of these Specialist Managers is required to adhere to the investment objective, policies and restrictions of the portfolio served, each firm is also expected to do so in the context of its particular investment management style. The goal of the multi-manager structure is to achieve a better rate of return with lower volatility than would typically be expected of any one-management style and in light of its proprietary research methodologies. The Trust's Board is responsible for the overall supervision and management of the business and affairs of the Trust, including the selection and general supervision of the Specialist Managers that serve the Trust's several portfolios. In carrying out its responsibilities, and in particular, in monitoring and evaluating the services provided by the various Specialist Managers, the Board is assisted by Hirtle Callaghan. Hirtle Callaghan's services to the Trust are provided pursuant to the terms of a separate non-discretionary agreement with the Trust. (Further information about Hirtle Callaghan appears under the heading "Management of the Trust" in this Proxy Statement.) The success of the Trust's multi-manager structure depends upon the ability of the Trust to (a) identify and retain Specialist Managers who have achieved and will continue to achieve superior investment records relative to selected benchmarks;
(b) pair Specialist Managers that have complementary investment styles; (c) monitor Specialist Managers' performance and adherence to stated styles; and (d) effectively allocate portfolio assets among Specialist Managers.

The investment objective of the High Yield Bond Portfolio is to achieve above-average total return over a market cycle of three to five years by investing primarily in securities rated in the fourth highest category or lower assigned by one of the major independent rating agencies. Since the inception of the Portfolio, day-to-day investment decisions have been made for the Portfolio by a single Specialist Manager. In response to the recommendation of Hirtle Callaghan, the Trust's Board has approved a proposal to retain W.R. Huff Asset Management Co., L.L.C. ("Huff") to serve as a second Specialist Manager for the High Yield Bond Portfolio. The Board also approved an investment advisory agreement between Huff and the Trust ("Proposed Huff Agreement"). The Proposed Huff Agreement calls for payment to Huff of an advisory fee calculated at the rate of .50% of the assets allocated by the Board to Huff. This fee is higher than the fee paid to the Portfolio's current Specialist Manager and if the Proposed Huff Agreement is implemented the overall advisory fees paid by the Portfolio will increase.

Under the Investment Company Act, the portfolio management agreement with Huff must be approved by shareholders of the High Yield Bond Portfolio before Huff may take up its responsibilities. At the Special Meeting, shareholders of the Portfolio will be asked to approve the Proposed Huff Agreement. Detailed information about the impact that the Proposed Huff Agreement would have on the Portfolio, as well as the background and experience of Huff and the Portfolio's current Specialist Manager appears below. A copy of the proposed agreement appears as Exhibit A to this Proxy Statement.

       THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

 DISCUSSION OF PROPOSED ENGAGEMENT OF W.R. HUFF AND THE PROPOSED HUFF AGREEMENT.

As noted above, the investment objective of the High Yield Bond Portfolio is to achieve above-average total return over a market cycle of three to five years by investing primarily in securities rated in the fourth highest category or lower assigned by one of the major independent rating agencies. Changes in the value of these securities tend to be influenced more by changes in the financial and business position of the issuing company than by changes in interest rates when compared to investment-grade securities. As a result, advisory organizations that invest in high yield securities - often referred to as "junk bonds" - emphasize equity valuation techniques (e.g. analysis of factors such as earnings, sales and ability of management) and in-depth analysis of individual issuers in making investment decisions for their clients.

Since the inception of the Portfolio, day-to-day portfolio management has been provided by Morgan Stanley Investments LP ("Morgan Stanley") (formerly, Miller, Anderson & Sherrerd, LLP) based on its proprietary research methodologies. Hirtle Callaghan has determined that the interests of the Portfolio's shareholders would be served by engaging a second investment advisory firm. This determination was made based on Hirtle Callaghan's review of the performance of the Portfolio and trends in the high-yield securities markets generally; the nature of the investment process employed by portfolio managers expert in the high-yield market and the specialized nature of the research processes generally used by high yield managers; and Hirtle Callaghan's belief that the retention of a second manager would expand the ability of the Portfolio to take advantage of investment opportunities within the specialized high-yield market.

Following an extensive search for organizations qualified to serve the Portfolio, Hirtle Callaghan determined to recommend to the Board that Huff be engaged by the Trust to serve as a second Specialist Manager to the Portfolio. This recommendation was presented at a Special Meeting held on May 16, 2002. In evaluating Hirtle Callaghan's recommendation that a second manager be engaged for the Portfolio, the Board considered the fact that investments in high yield securities generally require intensive "issuer by issuer" research. The Board also considered the fact that, in order to responsibly maintain positions in high yield securities, the overall financial health of the issuing companies must be closely monitored, particularly in volatile markets or in a difficult economic climate. Additionally, the Board considered Hirtle Callaghan's view that the ability of the Portfolio to monitor participants in, and developments affecting, the securities in which the Portfolio is designed primarily to invest would be enhanced by the addition of a second Specialist Manager. In considering Hirtle Callaghan's recommendation that Huff be retained to serve as a second Specialist Manager for the Portfolio, the Board also considered the methodology used by Hirtle Callaghan in conducting the manager search, information regarding other investment advisory candidates, and investment philosophy, style and performance of each such candidate. Finally, the Board received detailed information about the fundamental research methodologies employed by Huff. (Further information on this matter appears in the Specialist Manager Guide in this Proxy Statement.)

In considering the advisory fee proposed to be paid under the Proposed Huff Agreement, the Board considered information provided by Hirtle Callaghan with respect to fees paid by other mutual funds to investment advisory organizations with specialized expertise in high yield investing, fees charged by Huff to other investment advisory clients served by that firm and the impact that proposed advisory fee would have on the expenses of the Portfolio. In particular, the Board considered the fact that the fee payable to Morgan Stanley by the Portfolio is calculated at an annual rate of 0.375% of the average daily net assets of Portfolio allocated to Morgan Stanley ("Morgan Stanley Account"), and that the fee that will be payable under the Proposed Huff Agreement is calculated at the higher annual rate of 0.50% of average daily net assets allocated to Huff ("Huff Account"). The Board also considered information provided by Huff in response to the Board's request, relating to Huff's professional staff and financial position, expertise, performance and related factors. In particular, the Board was informed that, although Huff has not served as an investment adviser for mutual funds in the past, the firm has specialized in investing in the high yield markets since the firm's inception; that the firm has substantial experience in the management and operation of pooled income vehicles, as well as pension plan assets; and that the firm currently manages investments in this sector for institutions with assets comparable to those of the Portfolio. Finally, the Board considered the fact that the impact that higher fee rate would have on the Portfolio's expense ratio would depend on future determinations as to the percentage of the Portfolio's assets that is allocated to Huff.

The Board also considered the fact that the terms and conditions set forth in the Proposed Huff Agreement are substantively the same as those contained in the portfolio management agreement relating to the High Yield Bond

Portfolio between Morgan Stanley and the Trust ("Morgan Stanley Agreement"). Both agreements provide that the named portfolio manager will (i) provide a continuous investment program for that portion of the Portfolio's assets that may be allocated to it; (ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the Investment Company Act. The agreements each also provide that the named portfolio manager will not be liable to the Trust for any error of judgment or mistake of law on the part of the portfolio manager for any loss sustained by the Trust except losses caused by willful misfeasance, reckless disregard of duty, bad faith or gross negligence on the part of the portfolio manager; termination by the Trust or by the portfolio manager upon sixty days' written notice; and termination in the event of an "assignment" as defined in the Investment Company Act. Both agreements also provide that the named portfolio manager may be indemnified by the Trust under certain circumstances.

Based on information presented to it by Huff, and based on the Board's consideration of the extensive manager search conducted by Hirtle Callaghan and upon which Hirtle Callaghan's recommendation to the Board was founded, the Board determined the such increased fee rate was fair and reasonable in light of the nature and quality of the services to be provided by Huff under the Proposed Huff Agreement.

PRO FORMA EXPENSE IMPACT. The table and example shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of the High Yield Bond Portfolio. Each is designed to correspond with similar tables relating to the Portfolio that appear in the prospectus for The Hirtle Callaghan Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

The following table provides data concerning the Portfolio's management fees and expenses as a percentage of average net assets for the period ended December 31, 2001, and expenses that would be incurred if the Proposed Huff Agreement had been in effect during the period September 26, 2000 (commencement of the Portfolio's operations) through December 31, 2001. The net assets of the High Yield Bond Portfolio as of December 31, 2001 were $134,248,143. The tables also assume that the Portfolio's assets will be allocated equally between the Huff and the Morgan Stanley Accounts.

                                           Under Existing "Single    If Morgan Stanley and Huff
                                              Manager" Advisory       Manage Equal Portions of
                                                Arrangements               the Portfolio

     Management Fees                                0.43%                       0.49%

     Other Expenses                                 0.19%                       0.19%

     Total Portfolio Operating Expenses             0.62%                       0.68%

EXAMPLE. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio's operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

                                           Under Existing "Single    If Morgan Stanley and Huff
                                              Manager" Advisory       Manage Equal Portions of
                                                Arrangements               the Portfolio

     1 year                                           $63                        $69

     3 years                                         $199                       $218

If approved by the shareholders of the High Yield Bond Portfolio, the Proposed Huff Agreement will become effective as soon as reasonably practicable following the date on which such approval is obtained. It will continue in effect for two years from its effective date. Thereafter, the Proposed Huff Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the

Board or the vote of the holders of a majority of the High Yield Bond Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust's Independent Trustees.

                             MANAGEMENT OF THE TRUST
                             -----------------------

INFORMATION ABOUT THE PORTFOLIO'S SPECIALIST MANAGERS. Information about Morgan Stanley, the current Specialist Manager for the Portfolio and about Huff, which it proposed to serve as a second Specialist Manager for the Portfolio appears found in the Specialist Manager Guide appended to this Proxy Statement.

INFORMATION ABOUT HIRTLE CALLAGHAN. Pursuant to a written agreement with the Trust ("HCCI Agreement") Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust. The HCCI Agreement provides that Hirtle Callaghan will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust's principal office. For its services under the HCCI Agreement, Hirtle Callaghan is entitled to receive an annual fee of 0.05% of each Portfolio's average net assets. For the fiscal year June 30, 2001 and for the six month semi-annual period ended December 31, 2001, Hirtle Callaghan received advisory fees from the Portfolio of $43,107 and $35,244, respectively.

Hirtle Callaghan's principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Hirtle Callaghan was organized in 1988. A registered investment adviser under the Investment Advisers Act, Hirtle Callaghan had, as of December 31, 2001, approximately $5 billion in assets under management. Hirtle Callaghan is controlled by Jonathan Hirtle and Donald E. Callaghan, each of whom also serves on the Trust's Board. Mr. Callaghan also serves as President of the Trust. Robert J. Zion, a principal of Hirtle Callaghan, serves as Secretary, Treasurer and Vice President of the Trust. The HCCI Agreement was approved by the Trust's initial shareholder on July 21, 1995, and was last approved by the Trust's Board (including a majority of the Trust's Independent Trustees) at a meeting of the Board held on May 16, 2002.

ADMINISTRATION, DISTRIBUTION AND RELATED SERVICES. BISYS Fund Services, Inc. and certain of its affiliated companies ("BISYS") currently provide administration, transfer agency, distribution and accounting services to the Trust pursuant to the terms of separate agreements between BISYS and the Trust. BISYS is located at 3435 Stelzer Road, Columbus, Ohio 43219. For the administration, transfer agency and fund accounting services it provides to the Trust, BISYS receives an omnibus fee, which fee is computed daily, paid monthly and inclusive of all out-of-pocket expenses, at an annual rate as indicated in the table below:

                 Portfolio                                                    Fee
                 ---------                                                    ---

     Value  Equity,   Growth   Equity,       0.115% of  aggregate  average  net asset  levels up to $1.4  billion;
     Small   Capitalization    Equity,       0.105% of such  assets  over $1.4  billion up to $1.75  billion;  and
     International Equity Portfolios         0.095% of such assets over $1.75 billon

     The  Intermediate  Term Municipal       0.095% of aggregate average net assets up to $600 million;  0.085% of
     Bond,  Fixed  Income,  High Yield       such assets over $600  million up to $750  million and 0.075% of such
     Bond, High Yield Bond Portfolios        assets over $750 million

                                  OTHER MATTERS
                                  -------------

GENERAL MATTERS UNDER DELAWARE LAW. As a Delaware business trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the Investment Company Act or other applicable law. The Investment Company Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board's selection of the Trust's independent public accountants. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.

HOLDERS OF 5% OF SHARES ON RECORD DATE. The table below shows the name and address of record of each person known to the Trust to hold, as of record or beneficially, 5% or more of shares of the High Yield Bond Portfolio as of the Record Date. Hirtle Callaghan may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust's portfolios, with respect to which shares Hirtle Callaghan disclaims beneficial ownership. [to be provided in definitive filing.]

     Name and Address of                     High Yield Bond Portfolio
     -------------------
     5% Record Holders
     -----------------                       No. of Shares       Percentage
                                             -------------       ----------

     Saxon & Co.
     PO Box 7780-1888
     Philadelphia, PA 19182

     Bankers Trust Company
     Batrus & Co.
     PO Box 9005 Church St. Station
     New York, NY 10008

     Bankers Trust Company
     Infid & Co.
     PO Box 9005 Church St. Station
     New York, NY 10008

     Mac & Co.
     PO Box 3198
     Pittsburgh, PA 15230

BROKERAGE TRANSACTIONS. Purchases and sales of fixed income securities such as those in which the Portfolio invests are normally effected on a net basis and do not involve payment of brokerage commissions. The price of the security, however, usually includes a profit to the dealer. Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased directly from or sold directly to an issuer, no commissions or discounts are paid. The Trust has, however, adopted procedures pursuant to which the Portfolio is permitted to allocate brokerage transactions to affiliates of the various investment advisory organizations that serve as Specialist Managers for the High Yield Bond Portfolio or other portfolios of the Trust. Under such procedures, commissions paid to any such affiliate must be fair and reasonable compared to the commission, fees or other remuneration paid to other brokers in connection with comparable transactions. Several of the Trust's Specialist Managers are affiliated with brokerage firms to which brokerage transactions may, from time to time, be allocated. During the Trust's fiscal year ended June 30, 2001, however, no commissions were paid to any such affiliated firm by the Portfolio.

ABSTENTIONS. A properly executed and returned form of Proxy marked with an abstention will be considered present at the Special Meeting for the purpose of determining the existence of a quorum. If any form of proxy received by the Trust that withholds authority to vote represents a "broker non-vote," shares represented by such form of proxy will not be counted for purposes of determining whether or not a quorum is present at the Special Meeting and will not be deemed "votes cast" with respect to any matter with respect to which authority to vote is withheld. As used in this Proxy Statement, "broker non-vote" means a form of proxy, executed by a broker or other nominee, indicating that the nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power. Abstentions and broker non-votes will thus not constitute a vote "for" or "against" any matter, but will have the same effect as a negative vote with respect to matters that require the approval of a requisite percentage of the outstanding shares of the relevant Portfolio.

By Order of the Board of Trustees

                            SPECIALIST MANAGER GUIDE
                            ------------------------

THIS SECTION OF THE PROXY STATEMENT IS DESIGNED TO PROVIDE YOU WITH CERTAIN INFORMATION ABOUT EACH OF THE INVESTMENT ADVISORY ORGANIZATIONS THAT CURRENTLY PROVIDE PORTFOLIO MANAGEMENT SERVICES FOR THE HIGH YIELD BOND PORTFOLIO OF THE HIRTLE CALLAGHAN TRUST, AS WELL AS THE PROPOSED NEW SPECIALIST MANAGER FOR THE HIGH YIELD BOND PORTFOLIO.

INFORMATION ABOUT HUFF. W.R. Huff Asset Management Co., L.L.C. is headquartered at 1776 On The Green, 67 Park Place, Morristown, New Jersey 07960. As of March 31, 2002, Huff managed total assets of approximately $10.3 billion. Huff uses a team approach in managing client portfolios. William R. Huff provides general oversight to that portion of the assets of The High Yield Bond Portfolio allocated to Huff. William Connors, Michael McGuiness, Edwin Banks and Bryan Bloom are responsible for making day-to-day investment decisions for that portion of The High Yield Bond Portfolio allocated to Huff. As of April 30, 2002, Huff did not provide investment services for any portfolios of registered investment companies.

The Huff strategy is based on income generation, capital appreciation and preservation of capital. In making investment decisions with respect to high yield portfolios, Huff relies upon exhaustive fundamental research and careful credit analysis in an effort to identify issuers with the ability to meet their obligations and the potential to improve their overall financial health. The security selection process is grounded on a "bottom-up" research technique, with a secondary focus on sector and industry selection. For each security under consideration, a horizon analysis is prepared, with a view to projecting the total anticipated return and taking into account anticipated income generation and capital appreciation. Huff adheres to a strong sell discipline and will not maintain a lagging position on a hope of improved performance. Huff will effect a sale when the security's future total return becomes less attractive relative to other securities (because much of the appreciation has been captured), if the company begins to perform poorly, the industry outlook changes, management begins withholding information, or any other event occurs that changes the investment conclusion.

Huff's chief executive officer is William R. Huff, who founded Huff with Ms. Donna Charlton and Ms. Josephine Long. Ms. Charlton is a managing member of Huff and Ms. Long is its administration manager. The address of each of these individuals is 1776 On The Green, 67 Park Place, Morristown, New Jersey 07960.

INFORMATION ABOUT MORGAN STANLEY. Morgan Stanley Investments LP ("Morgan Stanley"), formerly Miller Anderson & Sherred, LP serves as the Specialist Manager for The High Yield Bond Portfolio. Morgan Stanley, whose principal offices are located at One Tower Bridge, West Conshohocken, Pennsylvania 19428-0868, was founded in 1969. As of [March 31, 2002], Morgan Stanley, together with its institutional affiliates, managed assets in excess of [$169.6] billion, of which approximately [$88.9] billion represented assets of mutual funds. In addition to providing investment advisory services to the High Yield Bond Portfolio, Morgan Stanley also provides similar such services to the Trust's Fixed Income II Portfolio. The general partner of Morgan Stanley is Morgan Stanley Dean Witter Investment Management Holdings, Inc., which is in turn, controlled by Morgan Stanley Investment Management, Inc. ("MSIM"), a company that is wholly-owned by Morgan Stanley Dean Witter & Co., a publicly traded company.

Morgan Stanley uses both equity valuation (e.g. analysis of factors such as earnings, sales and ability of management) and fixed income valuation techniques (e.g. credit analysis). Using these techniques, together with analyses of economic and industry trends, Morgan Stanley determines the Portfolio's overall structure, sector allocation and desired maturity. Morgan Stanley emphasizes securities of companies that it believes have strong industry positions and favorable outlooks for cash flow and asset values. Morgan Stanley conducts a credit analysis for each security considered for investment to evaluate the attractiveness of the extra yield offered by that security relative to higher rated securities and relative to the level of risk it presents. Morgan Stanley may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities and/or to realize capital.

Day-to-day investment decisions for that portion of the High Yield Bond Portfolio that is allocate to Morgan Stanley are the responsibility of Stephen
F. Esser, Gordon W. Loery and Deanna L. Loughnane. Mr. Esser, a Managing Director of MSIM, joined Morgan Stanley in 1988 as a fixed income analyst and has been part of the management team for The High Yield Bond Portfolio since the inception of this Portfolio. Before joining the management team for The High Yield Bond Portfolio in 1999, Mr. Loery, who is also a Principal of MSIM, joined Morgan Stanley in 1996 as a fixed income analyst, having served as a Fixed Income Analyst for Morgan Stanley Asset Management Inc. from 1990 to 1996. Before joining the management team for The High Yield Bond Portfolio in 2001, Ms. Longhnane, who is also an Executive Director of MSIM, joined Morgan Stanley in 1997 as a fixed income analyst, having served as a vice president and senior corporate bond analyst for Putnam Investments from 1993 to 1997.

Under its agreement with the Trust relating to the High Yield Bond Portfolio, Morgan Stanley receives a monthly fee, calculated in accordance with the following annual rates: 0.375 of the average daily net assets of the Portfolio For the fiscal year ended June 30, 2001 and the six-month period ended December 31, 2001, Morgan Stanley has received from the High Yield Bond Portfolio investment advisory fees of $323,405 and $264,320 respectively. The following table sets forth certain information about other registered investment companies, the investment objectives and policies of which are similar to those of the High Yield Bond Portfolio, for which Morgan Stanley provides portfolio management services.

              Name of Fund             Assets as of 12/31/01    Morgan Stanley Advisory Fee*
              ------------             ---------------------    ----------------------------

     Universal Institutional Fixed        $[___________]        .40% on the first $500 million in assets;
     Income Portfolio                                           .35% on assets from $500 million to $1 billion;
                                                                .30% on balance

     Frank Russell Fixed Income III       $[___________]        .50% on the first $25 million;
     Fund                                                       .25% on the next $50 million

     * Figures shown do not take into fee waivers, if any, in effect for the companies listed.

The Morgan Stanley Agreement was last approved by the Board (including the Independent Trustees) at a meeting of the Board held on June 12, 2001, and by the initial shareholder of the High Yield Bond Portfolio on September 26, 2000. Morgan Stanley's chief executive officer is Mitchell M. Merin and its managing members are Mr. Merin, Joseph J. McAlinden, Rajesh K. Gupta and Richard B. Worley. The address of each is One Tower Bridge, West Conshohocken, Pennsylvania.

                                                        Specialist Manager Guide

                                    EXHIBIT A
                                    ---------

                         PORTFOLIO MANAGEMENT AGREEMENT
                         ------------------------------
                          FOR HIGH YIELD BOND PORTFOLIO
                          -----------------------------

AGREEMENT made this [____] day of [______________], 2002, between W.R. Huff Asset Management CO., L.L.C., a limited liability company organized under the laws of the state of [__________________] ("Portfolio Manager"), and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers eight series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for a portion of The High Yield Bond Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1. APPOINTMENT OF PORTFOLIO MANAGER. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws. A copy of the current Registration Statement is attached. The Trust will provide the Portfolio Manager with updated Registration Statements as they become available.

2. DUTIES OF PORTFOLIO MANAGER. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time, be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, the selection of brokers and dealers through which securities transactions in the Account shall be executed, and to take such other action with respect to the Account as Portfolio Manager, in its complete discretion without consultation or confirmation, may determine to be appropriate (including, without limitation, the granting or withholding consent with respect to any securities, or making any contract, asserting any claim, commencing, settling or discontinuing any action on behalf of the Account, and generally to take or refrain from any other action). Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

     (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission

                                                     The Proposed Huff Agreement
paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

     (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction (if applicable), the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request;

     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended; and

     (iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3. PORTFOLIO TRANSACTION AND BROKERAGE. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time, act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, without prior written approval of the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.

4. EXPENSES AND COMPENSATION. Except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Trust including, without limitation, (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio, and (iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be payable monthly at the annual rate of 0.50% of the average daily net assets of the Account.

                                                     The Proposed Huff Agreement

5. LIMITATION OF LIABILITY AND INDEMNIFICATION. (a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon information provided, in writing, by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) in accordance with Section 9 of the Agreement or otherwise, in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filings"), provided that a copy of any such filing is provided to Portfolio Manager (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi-annual report on Form N-SAR or any shareholder report or proxy statement.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and expenses, including reasonable attorneys' fees, (collectively, "Losses") to the extent that Losses are incurred as a result of statements contained in an SEC Filing ("Disputed Statements") that are misleading either because they are (i) untrue statements of material fact; or (ii) omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading; provided that, in each case, such Disputed Statements derived from written information the Portfolio Manager provides the Trust for inclusion in an SEC Filing and the Portfolio Manager has had the opportunity to review the SEC Filing as provided in clause
(b) above.  For  purposes of the  indemnification  obligation  set forth in this
Section 5(c), a Disputed Statement will be deemed misleading if so declared by a decision of a court or administrative law judge or in an order of settlement issued by any court or administrative body (and not subsequently overturned on appeal).

(d) Portfolio Manager further agrees to indemnify and hold harmless the Trust and each of its Trustees, from any Losses to the extent that such Losses are incurred as a result of Disputed Statements that are alleged (i) to be untrue statements of material fact; or (ii) to have omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, provided that the indemnification obligation set forth in this Section 5(d) is expressly limited to Losses arising from Disputed Statements that accurately reflect information provided to the Trust in writing by the Portfolio Manager and that cannot be independently verified by the Trust. Further, the indemnification set forth in this Section 5(d) will not require reimbursement of fees or expenses other than those incurred by the Trust's regular counsel in connection with such counsel's representation of the Trust or its Trustees.

(e) The indemnification obligations set forth in Sections 5(c) and (d) shall not apply unless (i) Disputed Statements accurately reflect information provided to the Trust in writing by the Portfolio Manager; (ii) Disputed Statements were included in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager; (iii) the Portfolio Manager was afforded the opportunity to review Disputed Statements in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) and (d) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust's Custodian, Administrator or Accounting Agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing any Disputed Statement.

                                                     The Proposed Huff Agreement

(f) Neither the Portfolio Manager nor any person that is an "affiliated person" of the Portfolio Manager or any of its affiliated companies (collectively, "Associated Persons") shall be liable for (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Account not managed by the Portfolio Manager; (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to any records maintained by Trust or any other portfolio manager to the Portfolio; and (iii) disputed statements made by any other portfolio manager or the Trust. The Trust agrees that the Portfolio Manager shall manage the Account as if it was a separate operating series and shall comply with (a) the objectives, policies, and limitations for the Account set forth in the Trust's current Registration Statement, and (b) applicable laws and regulations (including, but not limited to, the investment objectives, policies and restrictions applicable to the Account and qualification of the Account as a regulated investment company under the Internal Revenue Code of 1986, as amended) with respect to the portion of the assets of the Account allocated to the Portfolio Manager. In no event shall the Portfolio Manager or its Associated Persons have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio's assets not allocated to the Portfolio Manager.

6. PERMISSIBLE INTEREST. Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7. DURATION, TERMINATION AND AMENDMENTS. This Agreement shall become effective as of the date first written above and shall continue in effect for two years. Thereafter, this Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees
("Independent Trustees ") who are not "interested persons" of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act. Any transactions entered into by Portfolio Manager on behalf of the Trust up to the time of such notice, but not yet completed or settled, shall remain the obligation of Trust regardless of such termination until such transactions are so completed or settled.

8. CONFIDENTIALITY; USE OF NAME. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust's assets, provided, however, that this shall not apply in the case of (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its best efforts to ensure that its agents or affiliates who may gain access to such proprietary

                                                     The Proposed Huff Agreement
information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle Callaghan & Co., Inc. ("HCCI")), and derivative of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The provisions of this Section 8 shall survive termination of this Agreement.

It is acknowledged and agreed that the name "W.R. Huff Asset Management Co., L.L.C." and any portion or derivative thereof, as well as any logo that is now or shall later become associated with the name ("Huff Marks"), are valuable property of the Portfolio Manager and that the use of the Huff Marks by the Trust or its agents are permitted only so long as this Agreement is in place and only for the purposes required hereunder.

9. REPRESENTATION, WARRANTIES AND AGREEMENTS OF PORTFOLIO MANAGER. Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) Portfolio Manager represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 204-2(a)(12) under the Investment Advisers Act and will provide the Trust with a copy of such code of ethics. During the period that this Agreement is in effect, an officer or director of Portfolio Manager shall certify to the Trust, on a quarterly basis, that Portfolio Manager has complied with the requirements of the Portfolio Manager's Code during the prior year; and that either (i) no violation of such code occurred or (ii) if such a violation occurred, that appropriate action was taken in response to such violation. In addition, Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading.
Portfolio Manager agrees that it make every effort to respond to the Trust's reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.

10. STATUS OF PORTFOLIO MANAGER. The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who

                                                     The Proposed Huff Agreement
may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. COUNTERPARTS AND NOTICE. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:
                              Mr. Donald E. Callaghan, President
                              The Hirtle Callaghan Trust
                              Five Tower Bridge, Suite 500
                              300 Barr Harbor Drive
                              West Conshohocken, PA 19428

If to Portfolio Manager:
                              Ms. Josephine Carbone
                              W.R. Huff Asset Management Co., L.L.C.
                              1776 On The Green
                              67 Park Place
                              Morristown, NJ  07960

12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

The Trust acknowledges receipt of Part II of Portfolio Manager's Form ADV more than 48 hours prior to the execution of this agreement, copies of which have been provided to the Trust's Board of Trustees. As required by Section 205(a)(3) of the Investment Advisers Act of 1940, Portfolio Manager will notify the Trust in the event of any change in its general managers, within a reasonable period of time after such change takes effect.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The High Yield Bond Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

W.R. Huff Asset Management Co., L.L.C.


By: ________________________
    [ name ]

The Hirtle Callaghan Trust
(on behalf of The High Yield Portfolio)


By: ________________________
    [ name ]

                                                     The Proposed Huff Agreement
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